UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2016

HealthTalk Live, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	45-1994478
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2667 32nd Street Suite B, Santa Monica, Ca 90405
(Address of principal executive offices)

(424) 259-3521
(Issuer’s telephone number)

 _______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

On October 1, 2016, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Humbly Hemp, Inc., a private Nevada corporation (“Humbly Hemp”), and our subsidiary formed for the purposes of the transaction, Humble Merger Sub, Inc. (the “Merger Sub”). Pursuant to the Merger Agreement, Humbly Hemp merged with and into the Merger Sub, which resulted in Humbly Hemp becoming our wholly-owned subsidiary (the “Acquisition”). Humbly Hemp is a start-up company planning to offer a line of energy and snack bars featuring all-natural hemp and other healthy ingredients. Going forward, we intend to continue developing the business of Humbly Hemp, as well as our existing line of business. The sole officer, director, and controlling shareholder of Humbly Hemp was our own CEO and controlling shareholder, Daniel Crawford.

In addition, pursuant to the terms and conditions of the Merger Agreement:

•	The holders of all of the common stock of Humbly Hemp issued and outstanding immediately prior to the closing of the Acquisition exchanged their shares on a pro-rata basis for a total of 12,048,000 shares newly-issued shares of our common stock.

•	Daniel Crawford, the holder of 10,000,000 shares of Series A Preferred Stock in Humbly Hemp, exchanged all of his shares of preferred stock in Humbly Hemp for 5,000,000 shares of our newly-designated Series A Preferred Stock. Our new Series A Preferred Stock is convertible to common stock at a rate of five (5) shares for every share held and votes together with our common stock at a rate of sixteen (16) votes for every share held. Our new Series A Preferred Stock ranks equally, on an as-converted basis, to our common stock with respect to rights upon winding up, dissolution, or liquidation. Our Series A Preferred Stock does not have any special dividend rights.

•	We assumed certain outstanding Convertible Promissory Notes issued by Humbly Hemp, and agreed that such notes shall be convertible to our common stock at the same prices, and on the same terms and conditions, as set forth therein. The Convertible Promissory Notes assumed were as follows:

Note Title	Date	Principal Amount	Note Conversion Price
12 Month 8% Convertible Promissory Note	4/11/16	$10,000	$0.01
12 Month 8% Convertible Promissory Note	2/8/16	$8,000	$0.02
12 Month 8% Convertible Promissory Note	2/1/16	$5,000	$0.01
6 Month 6% Convertible Promissory Note	7/7/16	$25,000	$0.10
6 Month 6% Convertible Promissory Note	7/13/16	$20,000	$0.10
Total Amount		$68,000.00

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The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Section 2 – Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets

The material terms of the Acquisition are as set forth in Item 1.01, above, which is incorporated herein by reference. As discussed above, the sole officer, director, and controlling shareholder of Humbly Hemp was our own CEO and controlling shareholder, Daniel Crawford.

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities

As discussed above, in connection with the Acquisition, the previous shareholders of Humbly Hemp received 12,048,000 shares of our common stock and 5,000,000 shares of our newly-designated Series A Preferred Stock. These shares were issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As discussed above, in connection with the Acquisition, we designated a new class of preferred stock entitled Series A Preferred Stock, consisting of 5,000,000 shares. The material terms of our Series A Preferred Stock are discussed in Item 1.01, above, which is incorporated herein by reference. The Certificate of Designation for our Series A Preferred Stock is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

2.1	Merger Agreement

3.1	Certificate of Designation for Series A Preferred Stock

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HealthTalk Live, Inc.

Date: October 4, 2016	By:	/s/ Daniel Crawford
Daniel Crawford Chief Executive Officer

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